EXHIBIT 10.15

FIFTH AMENDMENT AND WAIVER TO CREDIT AGREEMENT

Harris Trust and Savings Bank
Chicago, Illinois

Ladies and Gentlemen:

     Reference is hereby made to that certain Credit Agreement dated as of January 30, 1998 (the Credit Agreement, as the same has been amended prior to the date hereof being referred to herein as the “Credit Agreement”), between Midwest Banc Holdings, Inc. and Harris Trust and Savings Bank. All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

     The Company has requested that the Bank consent to the Company’s formation of MBTC Investment Company and to the transfer by Midwest Bank and Trust Company of a portion of its investment assets to such new Subsidiary, and to the making of certain conforming amendments to the Credit Agreement, and the Bank is willing to do so under the terms and conditions set forth in this agreement (herein, the “Amendment”).

SECTION 1. WAIVER AND CONSENT.

     The Company has advised the Bank that its Subsidiary, Midwest Bank and Trust Company, has formed a new Subsidiary, MBTC Investment Company, a Nevada corporation (“Newco”), and intends to cause to be transferred by Midwest Bank and Trust Company to Newco on or about August 15, 2002, a portion of its investment assets currently held in the amount of approximately $200,000,000 (the “Asset Transfer.”). Section 8.13 of the Credit Agreement limits the Company from directly or indirectly making, retaining, or having outstanding investments except to the extent permitted therein, Section 8.14 of the Credit Agreement limits the amount of assets or property of the Company or any of its Subsidiaries which may be transferred to any other Person except as expressly permitted therein, and Section 8.19 of the Credit Agreement limits the ability of the Company to form or acquire Subsidiaries except as expressly permitted therein. The Company hereby requests, and by signing below the Bank hereby consents, to the formation of Newco and to the Asset Transfer and waives Sections 8.13, 8.14, and 8.19 of the Credit Agreement to the extent necessary to permit the formation of Newco and the Asset Transfer; provided that the waiver and consent set forth in this Section 1 shall only become effective upon the satisfaction of the conditions precedent set forth in Section 3 below. Except as specifically waived and consented to hereby, all of the terms and conditions of the Credit Agreement shall stand and remain in full force and effect.

SECTION 2. AMENDMENTS.

     Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement shall be and hereby is amended as follows:

2.1. Section 8.13 of the Credit Agreement ( Investments, Loans, Advances, and Acquisitions) shall be amended by deleting the word “and” appearing at the end of subsection (g), and deleting subsection (h) in its entirety, and inserting in its place a new subsection (h), (i) and (j) which shall read as follows:

(h) investments of the Company and its Subsidiaries in their respective Subsidiaries in effect as of August 16, 2002;

(i) investments of any non-Banking Subsidiary made in the ordinary course of its business consisting of marketable securities and money-market instruments which it is permitted to invest in under applicable law and regulation and which would be permitted to be held by a Banking Subsidiary under applicable law and regulation; and

(j) investments, loans and advances not otherwise permitted by this Section aggregating not more than $2,000,000 at any one time outstanding.

2.2. Schedule 6.2 of the Credit Agreement (Subsidiaries) shall be amended and restated in its entirety to read as set forth on Schedule 6.2 attached hereto and made a part hereof.

SECTION 3. CONDITIONS PRECEDENT.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

3.1. The Company and the Bank shall have executed and delivered this Amendment.

3.2. Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Bank and its counsel.

SECTION 4. REPRESENTATIONS.

In order to induce the Bank to execute and deliver this Amendment, the Company hereby represents to the Bank that, after giving effect hereto, the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 6.5 shall be deemed to refer to the most recent consolidated financial statements of the Company delivered to the Bank) and the Company is in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

SECTION 5. MISCELLANEOUS.

     5.1. The Company has heretofore executed and delivered to the Bank certain Collateral Documents and the Company hereby acknowledges and agrees that, notwithstanding the execution and delivery of this Amendment, the Collateral Documents remain in full force and effect and the rights and remedies of the Bank thereunder, the obligations of the Company thereunder and the liens and security interests created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

     5.2. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

     5.3. The Company agrees to pay on demand all costs and expenses of or incurred by the Bank in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Bank.

     5.4. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

[SIGNATURE PAGE TO FOLLOW]

     This Fifth Amendment and Waiver to Credit Agreement is dated as of August 16, 2002.

MIDWEST BANC HOLDINGS, INC.

By:	/s/ Daniel R. Kadolph Name: Daniel R. Kadolph Title: Senior Vice President & CFO

     Accepted and agreed to in Chicago, Illinois, as of the date and year last above written.

HARRIS TRUST AND SAVINGS BANK

By:	/s/ Michael S. Cameli Name: Michael S. Cameli Title: Vice President

SCHEDULE 6.2

SUBSIDIARIES

JURISDICTION OF
NAME	INCORPORATION	PERCENTAGE OWNERSHIP

Midwest Bank and Trust Company	Illinois banking corporation	100% (by the Company)

Midwest Bank of Hinsdale(1)	Illinois banking corporation	100% (by the Company)

Midwest Bank of McHenry County(1)	Illinois banking corporation	100% (by the Company)

Midwest Bank of Western Illinois (formerly known as The National Bank of Monmouth)	Illinois banking corporation	100% (by the Company)

First Midwest Data Corp(2)	Illinois corporation	100% (by the Company)

Midwest One Financial Services, LLC(3)	Illinois limited liability company	100% (by Midwest Bank of McHenry County)

MBHI Capital Trust 1	Delaware trust	100% (by the Company)

Midwest Financial and Investment Services, Inc.	Illinois corporation	100% (by the Company)

Porter Insurance Agency, Inc.	Illinois corporation	100% (by Midwest Bank of Western Illinois)

MBTC Investment Company	Nevada corporation	100% (by Midwest Bank and Trust Company)

(1)	To be merged with and into Midwest Bank and Trust Company, with Midwest Bank and Trust Company surviving the merger, on or about August 19, 2002

(2)	To be dissolved on or about August 19, 2002

(3)	To be owned by Midwest Bank and Trust Company on or about August 19, 2002